Exhibit 99.1

FOR IMMEDIATE RELEASE:


Press Contacts:

Andrew Morrison                              Sandra O'Keefe

Chief Financial Officer                      Alexander Ogilvy Public Relations

Digital Goods                                sokeefe@alexanderogilvy.com

amorrison@digitalgoods.com                   www.alexanderogilvy.com

www.digitalgoods.com                         212-880-5200

(978) 461-4175



DIGITAL GOODS ANNOUNCES COMPLETION OF NEW ROUND OF FINANCING

Investors Include Tudor Funds, Apex Venture Partners, Ascent Venture Partners,

Ritchie Capital Management, and SI Venture Partners

MAYNARD, MA - December 22, 2000 - Digital Goods (Nasdaq: DIGS) the leader in digital content marketing, today announced completion of a $7,000,000 equity financing led by Ascent Venture Partners, Tudor Funds, Apex Investment Fund, SI Venture Partners and Ritchie Capital Management, each of which is an existing investor in Digital Goods. This Series C convertible preferred issue is priced at $1.91 per common share equivalent and is similar in structure and terms to the Company's Series B issue. The new funds will be used for general corporate purposes.

"Given the challenging market environment, completion of this funding is a strong expression of our existing shareholders' confidence in the strength of our business model and new strategic direction," noted Digital Goods Chairman and CEO Scott Griffith. "This event punctuates an unusually active period that includes the launch of our digital content marketing strategy, a new name-Digital Goods, a strategic alliance with digital rights management (DRM) services leader Reciprocal, Inc., and numerous technology partnerships. The entire Digital Goods team deserves credit for working so hard to bring about these important changes. This funding will enable Digital Goods to capitalize on our content partners' rapidly growing need to successfully market, distribute and sell content online."

About Digital Goods

Softlock.com Inc., now conducting business as Digital Goods (NASDAQ: DIGS) is the leader in digital content marketing for rights protected content. Our secure online marketing and distribution system helps publishers deliver content to a maximum audience while respecting copyrights. Consumers gain instant access to valuable and relevant content wherever and whenever they are ready to buy. Digital Goods is revolutionizing the way digital content is marketed, sold, and distributed online, while enabling content publishers and online affiliates to share in the commercial benefits of the rapidly growing marketplace for digital content. The Digital Goods digital content marketing network includes hundreds of online affiliates and content publishers, including industry leaders such as Standard & Poor's, Simon & Schuster, Dun & Bradstreet, WetFeet.com, Borders.com, iVillage.com, About.com, Infospace and The Money Page. Digital Goods is based in Maynard, MA, USA. For more information, please visit www.digitalgoods.com.

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Digital Goods Statement

SoftLock is a registered trademark of SoftLock.com, Inc. Digital Goods, and Passalong are trademarks of SoftLock.com, Inc. All other products or company names are trademarks or registered trademarks of their respective owners. This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. SoftLock.com, Inc. d/b/a Digital Goods may experience significant fluctuations in future operating results due to a number of economic, competitive and other factors, including, among other things, the size and timing of customer orders, changes in laws, new or increased competition, delays in new products, production problems, changes in market demand, market acceptance of new products, seasonality in product purchases and availability of capital to finance intended expansion of operations. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included in the Company's fillings with the Securities and Exchange Commission and are incorporated herein.